Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Gregory Ambro Chief Financial Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Rachel Albert (212) 850-5651, (212) 850-5706

DISTRIBUTION: NO. CALIFORNIA NEWS LINE & EMAIL/FAX LIST: SFGOT

FOR RELEASE ON THURSDAY, MARCH 2ND at 4:05 P.M. E.S.T.

GOTTSCHALKS REPORTS UNAUDITED FOURTH QUARTER AND
FULL YEAR FISCAL 2005 FINANCIAL RESULTS

  Total sales for fiscal 2005 increased 2.3% to $677 million compared to $662 million for fiscal 2004
  Same store sales increased 1.2%
  Fiscal 2005 net income was $5.4 million including one-time pre-tax $1.7 million charge compared to $5.3 million in fiscal 2004
  Net income for the year increased 21% to $6.4 million excluding the one-time charge

FRESNO, CA - March 2, 2006 - Gottschalks Inc. (NYSE: GOT) today reported unaudited financial results for the fourth quarter and full year of fiscal 2005.

Net income for the fourth quarter was $8.7 million, or $0.63 per diluted share. For fiscal 2005, the Company reported net income of $5.4 million, or $0.39 per diluted share. Gottschalks reported net income from continuing operations for the fourth quarter of fiscal 2005 of $8.5 million, or $0.62 per diluted share, and for the fiscal year net income from continuing operations of $5.6 million, or $0.41 per diluted share.

During the fourth quarter, the Company recorded a one-time pre-tax charge of $1.65 million for expected costs relating to litigation involving the Company's voluntary employee benefit association trust (VEBA). Excluding the one-time charge, Gottschalks would have reported net income for the fourth quarter of $9.7 million, or $0.71 per diluted share. This compares to net income of $8.8 million, or $0.65 per diluted share, for the fourth quarter of fiscal 2004. Excluding the one-time charge, fiscal 2005 net income would have been $6.4 million, or $0.46 per diluted share. This compares to net income of $5.3 million, or $0.40 per diluted share, reported for fiscal 2004.

As previously reported, total sales for the fourth quarter increased 3.6% to $229.9 million compared to $221.8 million for the fourth quarter of fiscal 2004. Fourth quarter same store sales increased 2.2%. Fiscal 2005 total sales increased 2.3% to $676.9 million compared to $662.0 million for fiscal 2004, while same store sales increased 1.2%.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "Fiscal 2005 was the first year in more than five years in which Gottschalks was again on a growth track. We opened two new stores, generated a solid comparable store sales increase and successfully executed on our long-term growth initiatives. Our top line performance for the fiscal year was primarily driven by the success we have experienced by focusing on our key merchandise areas such as better sportswear, juniors, accessories, cosmetics and shoes as well as the positive response to our River Park lifestyle center store. We also made progress on our key operating objectives, including further improving inventory management and lowering our debt for the fifth consecutive year. Our emphasis on expense management remained important in 2005 and controlling costs in many areas of our business enabled us to mitigate the impact of higher than expected accounting fees and increased fuel costs which led to higher transportation, supply and utility expenses. Though our bottom line results were lower than we had originally anticipated, we are very pleased to have increased our net income 21% for the year on a two percent sales growth, excluding one-time charges.

Mr. Famalette concluded, "Looking forward to our plans for 2006, we will maintain our commitment to executing on the operational and financial initiatives from the past year. In addition, we plan to make significant investments in a store renovation program directed toward updating key merchandise areas such as shoes, accessories and cosmetics in select stores. Our other key initiatives for the year include enhancing our information technology infrastructure through the implementation of a new point of sale system and merchandise planning software. We also look to refine our marketing programs to continue our focus on fashion forward merchandise, major brands and strong competitive value. As we have previously discussed, we have several new store opportunities on which we may be able to capitalize this year. We plan to provide sales and net income guidance for fiscal 2006 later in the first quarter when we expect to be able to better define these store expansion plans."

Supplemental Operating Data:

In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for closed stores are reported in the condensed financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net sales, gross margin, and selling, general and administrative expenses to reported results from continuing operations:

                                                       Fourth Quarter             Fiscal Year
                                                            Ended                     Ended
                                                    ------------------------  ------------------------
                                                    January 28,  January 29,  January 28,  January 29,
                                                       2006         2005         2006         2005
                                                    -----------  -----------  -----------  -----------
Sales
  Continuing operations                            $   227,967  $   219,377  $   670,236  $   654,792
  Discontinued operations                                1,918        2,413        6,703        7,200
                                                    -----------  -----------  -----------  -----------
     Total                                         $   229,885  $   221,790  $   676,939  $   661,992

Gross margin
  Continuing operations                            $    77,234  $    74,406  $   232,762  $   227,000
  Discontinued operations                                  589          981        2,348        2,864
                                                    -----------  -----------  -----------  -----------
     Total                                         $    77,823  $    75,387  $   235,110  $   229,864

Selling, general and administrative
  expenses
  Continuing operations                            $    58,865  $    57,385  $   207,407  $   230,597
  Discontinued operations                                  495          912        2,772        3,300
                                                    -----------  -----------  -----------  -----------
     Total                                         $    59,360  $    58,297  $   210,179  $   233,897

Net income (loss)
  Continuing operations                            $     8,530  $     8,816  $     5,640  $     5,746
  Discontinued operations                                  196            6         (265)        (465)
                                                    -----------  -----------  -----------  -----------
     Total                                         $     8,726  $     8,822  $     5,375  $     5,281

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the fourth quarter and full year of fiscal 2005. To access the call, dial 800-362-0571 to listen to the call on the day of the event. If you are unable to participate in the call, a replay will be made available through March 9, 2005. To access this service, please dial 800-839-3516. No passcode is required for the live call or replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 63 department stores and 6 specialty apparel stores in six western states, including California (39), Washington (10), Alaska (6), Oregon (3), Nevada (2) and Idaho (3). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
CONDENSED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

                                                         Fourth Quarter            Fiscal Year
                                                              Ended                   Ended
                                                    ------------------------  ------------------------
                                                    January 28,  January 29,  January 28,  January 29,
                                                       2006         2005         2006         2005
                                                    -----------  -----------  -----------  -----------
Net sales......................................... $   227,967  $   219,377  $   670,236  $   654,792
Net credit revenues...............................         899          780        3,084        3,106
Net leased department revenues....................       1,472        1,405        3,506        3,515
                                                    -----------  -----------  -----------  -----------
     Total revenues...............................     230,338      221,562      676,826      661,413

Costs and expenses:
  Cost of sales...................................     150,733      144,971      437,474      427,792
  Selling, general and administrative expenses....      58,865       57,385      207,407      203,597
  Depreciation and amortization...................       3,583        3,269       13,497       13,087
  VEBA litigastion................................       1,650           --        1,650           --
  New store pre-opening costs.....................          --           --          688           --
                                                    -----------  -----------  -----------  -----------
     Total costs and expenses.....................     214,831      205,625      660,716      644,476
                                                    -----------  -----------  -----------  -----------
     Operating income ............................      15,507       15,937       16,110       16,937

Other (income) expense:
  Interest expense................................       2,594        2,200        9,099        9,509
  Miscellaneous income............................        (243)        (257)      (1,515)      (1,565)
                                                    -----------  -----------  -----------  -----------
                                                         2,351        1,943        7,584        7,944
                                                    -----------  -----------  -----------  -----------
Income before income taxes........................      13,156       13,994        8,526        8,993
Income tax expense................................       4,626        5,178        2,886        3,247
                                                    -----------  -----------  -----------  -----------
Income from continuing operations.................       8,530        8,816        5,640        5,746
                                                    -----------  -----------  -----------  -----------
Discontinued operations:
  Income (loss) from operation of closed
     stores.......................................          85            9         (581)        (674)
  Gain (loss) on store closures...................         212           --          180          (31)
  Income tax benefit (expense)....................        (101)          (3)         136          240
                                                    -----------  -----------  -----------  -----------
  Gain (loss) on discontinued operations..........         196            6         (265)        (465)
                                                    -----------  -----------  -----------  -----------
  Net income...................................... $     8,726  $     8,822  $     5,375  $     5,281
                                                    ===========  ===========  ===========  ===========

Net income per common share
Basic
  Income from continuing operations............... $      0.64  $      0.68  $      0.43  $      0.44
  Income (loss) from discontinued operations ..... $      0.01  $      0.00  $     (0.02) $     (0.04)
  Net income per common share..................... $      0.65  $      0.68  $      0.41  $      0.41
Diluted
  Income from continuing operations............... $      0.62  $      0.65  $      0.41  $      0.43
  Income (loss) from discontinued operations ..... $      0.01  $      0.00  $     (0.02) $     (0.03)
  Net income per common share..................... $      0.63  $      0.65  $      0.39  $      0.40

Weighted average number of common
   shares outstanding
   Basic .........................................      13,336       12,976       13,245       12,922
   Diluted........................................      13,771       13,552       13,797       13,352

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                     January 28,   January 29,
                                                         2006          2005
                                                     ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      5,368  $      5,470
  Receivables - net................................        7,284         6,920
  Merchandise inventories..........................      159,986       152,753
  Other............................................        9,126         9,669
                                                     ------------  ------------
          Total current assets.....................      181,764       174,812

PROPERTY AND EQUIPMENT - net.......................      133,545       126,509
OTHER LONG-TERM ASSETS.............................       13,305        14,254
                                                     ------------  ------------
                                                    $    328,614  $    315,575
                                                     ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $     81,973  $     77,131
  Current portion of long-term obligations.........        2,770         3,242
                                                     ------------  ------------
      Total current liabilities....................       84,743        80,373
                                                     ------------  ------------

LONG-TERM OBLIGATIONS (less current portion).......       70,902        71,403

DEFERRED INCOME AND OTHER..........................       32,796        30,263

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       20,180        21,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      119,993       112,356
                                                     ------------  ------------
                                                    $    328,614  $    315,575
                                                     ============  ============

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